ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT is entered into on February 14 2012, by and between:

1. **FDS Pharma LLP,** a **Limited Liability Company** company incorporated under the laws of Great Britain with its registered seat at Hillbrow House, Hillbrow Road, Esher, Surrey, KT10 9NW, United Kingdom (the "**New Licensee**" or **"FDS Pharma")**, represented by Dimitry Genkin, Director of General Partner, and

2. **SCIGEN LTD.** a public company incorporated under the laws of Singapore, with its registered seat at 152 Beach Road, Suite 26-07/08, Gateway East, Singapore 189721 ("**Scigen**"), represented by Sławomir Ziegert, President and CEO.

RECITALS

1. On 3 June 2004 Scigen and **SAVIENT PHARMACEUTICALS, INC.** a Delaware corporation, with its registered seat at 14th Floor, One Tower Center, East Brunswick, New Jersey 08816, USA ("**Savient**") entered into a license agreement (the "**License Agreement**"), as amended by a certain amendment to the License Agreement effective 24 January 2005 and a second amendment to the License Agreement effective 15 March 2005, and a third amendment to the License Agreement effective 15 June 2005, whereunder Savient granted to Scigen certain rights and licenses with regard to the manufacture, marketing, sale and distribution of the Product, as defined in the License Agreement.

2. On 18 July 2005 as a result of a transaction the Licence Agreement was assigned by Savient to Ferring International Center S.A., a corporation duly incorporated under the laws of Switzerland, having its principal place of business at Ch. De la Vergognausaz 50, 1162 Saint-Prex, Switzerland ("**Ferring**").

3. The Product, as defined in the License Agreement, has been manufactured in the Facility, as defined in the License Agreement, by SciGen (I.L.) Ltd., Scigen's affiliate and the owner of the Facility.

4. Scigen has agreed to assign all of its rights, obligations and liabilities under the License Agreement to FDS Pharma. Further, FDS Pharma has agreed to purchase all the shares in the share capital of SciGen (I.L.) Ltd.

5. According to Section 23.4 of the License Agreement, in case the rights, obligations and liabilities under the License Agreement are assigned to a party acquiring all of the assigning party's business to which the License Agreement relates, no consent of Savient (or Ferring, who has assumed all rights and obligations of Savient in the License Agreement) is required to such assignment.

6. Scigen and FDS Pharma have entered into this agreement on the terms set out below.

7. All definitions and capitalised terms will have the same meaning as defined in the License Agreement, unless specified otherwise in this Agreement.

8. On 10 November 2011 the Parties signed Share Purchase Agreement to purchase one thousand (1,000) Ordinary Shares of the SciGen (I.L.) Ltd. with the nominal value of NIS 1.00 representing one hundred (100) per cent of the outstanding shares of SciGen (I.L.) Ltd. ("SPA").

9. SPA provides that the sale of shares shall take place following fulfilment of particular conditions by both Parties, e.g delivery by Scigen the Acknowledgment duly executed by Savient ("Closing").

1. **Undertakings**

   1.1. Scigen hereby assigns, with immediate effect, all the rights, obligations and liabilities under the License Agreement.

   1.2. FDS Pharma hereby undertakes to Scigen that it shall, with immediate effect, assume all the rights, obligations and liabilities under the License Agreement to such extent as if FDS Pharma had been a party to the License Agreement.

2. **Price**

   2.1. FDS Pharma shall pay to Scigen the amount of USD 1,650,000.00 (one million six hundred fifty thousand) for the assignment contemplated herein.

   2.2. The amount indicated above is net of VAT and any additional sales taxes which may be levied according to the binding tax regulations of jurisdiction applicable to FDS Pharma. Such taxes, if applicable, will increase the price and will be borne by FDS Pharma.

   2.3. The price shall be paid to Scigen's account as follows:

      2.3.1. USD 150,000.00 (one hundred fifty thousand) at Closing

      2.3.2. USD 500.000.00 (five hundred thousand) at the first anniversary of Assignment Agreement

      2.3.3. USD 1,000,000,00 (one million) 18 months after the date of Assignment Agreement.

   2.4. The payments stipulated under points 2.3.2 and 2.3.3 will be secured by the FDS Pharma by establishing of pledges to the benefit of Scigen resulting from the Pledge Agreement 1 and Pledge Agreement 2, as defined in the SPA.

   2.5. Additionally, Scigen will be entitled to receive a 5% royalty payment on Product Net Sales, paid on quarterly basis within 30 days after the end of each calendar quarter from the date of this Agreement. For the purpose of reporting of the Net Sales and royalties due to SciGen, FDS Pharma shall be bound by obligation towards Scigen as defined in the section 10 of the Licence Agreement.

3. **Release of Scigen**

FDS Pharma hereby releases and discharges Scigen from all future obligations and liabilities under the License Agreement which have been assumed by FDS Pharma, and Scigen hereby waives any rights of action it may have under the License Agreement in respect of such future obligations and liabilities. For the avoidance of doubt, the parties hereto agree that this waiver shall not apply to rights of ownership in tangible or intangible property acquired by Scigen under the License Agreement prior to the date hereof.

4. **Release of FDS Pharma**

Scigen herby releases and discharges FDS Pharma from all obligations and liabilities under the License Agreement, which have accrued or been accumulated prior to the date of this Agreement.

5. Governing Law

This agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, United States of America, without regard to the conflicts of laws provisions stipulated therein.

6. Disputes

All disputes arising out of or relating to this agreement, including any disputes concerning the validity and interpretation of this agreement, which the parties to this agreement are not able to solve in an amicable way, will be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the "**ICC Rules**"). The place of the arbitration will be Vienna, Austria and the language of the arbitration will be English. The dispute shall be decided by three arbitrators. The chairman of the Arbitral Tribunal shall be appointed by the co-arbitrators from amongst lawyers qualified in the laws of the State of New Jersey, United States of America.

7. Counterparts

This agreement has been executed in the English language, in two (2) counterparts, one (1) copy for each party hereto.

IN WITNESS whereof the parties hereby duly executed this agreement on the date and year written above.

SIGNED and DELIVERED for and on behalf of FDS Pharma by:	
Signed:	[signature]
Name:	Dmitry Gerinn
Title:	Director of General Partner
Date:	14 February 2012

SIGNED and DELIVERED for and on behalf of Scigen by:	
Signed:	
Name:	
Title:	
Date:	

Scigen herby releases and discharges FDS Pharma from all obligations and liabilities under the License Agreement, which have accrued or been accumulated prior to the date of this Agreement.

5. Governing Law

This agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, United States of America, without regard to the conflicts of laws provisions stipulated therein.

6. Disputes

All disputes arising out of or relating to this agreement, including any disputes concerning the validity and interpretation of this agreement, which the parties to this agreement are not able to solve in an amicable way, will be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the "ICC Rules"). The place of the arbitration will be Vienna, Austria and the language of the arbitration will be English. The dispute shall be decided by three arbitrators. The chairman of the Arbitral Tribunal shall be appointed by the co-arbitrators from amongst lawyers qualified in the laws of the State of New Jersey, United States of America.

7. Counterparts

This agreement has been executed in the English language, in two (2) counterparts, one (1) copy for each party hereto.

IN WITNESS whereof the parties hereby duly executed this agreement on the date and year written above.

SIGNED and DELIVERED for and on behalf of FDS Pharma by:	
Signed:	
Name:	
Title:	
Date:	

SIGNED and DELIVERED for and on behalf of Scigen by:	
Signed:	[signature]
Name:	SLAVOMIR ZIEGERT
Title:	CEO
Date:	

CH

FERRING
PHARMACEUTICALS

January 30, 2012

From:

Ferring International Center S.A.
Ch. De la Vergognausaz 50
1162 Saint-Prex
Switzerland

To:

SCIGEN LTD.
152 Beach Road, Suite 26-07/08
Gateway East
Singapore 189721

ACKNOWLEDGMENT AND CONSENT

We, the undersigned, acting in the name and on behalf of Ferring International Centre SA, who legally assumed any and all rights, liabilities and undertakings of Savient Pharmaceuticals, Inc., under that certain Three-Way Agreement, dated June 15, 2005 by and among SciGen Ltd., SciGen (I.L.) Ltd. and Savient Pharmaceuticals, Inc. (the **"Three-Way Agreement"**), hereby confirm that we have been notified by SciGen Ltd. that all of its rights, obligations and liabilities under the Three-Way Agreement, will be assigned by January 31, 2012 to FDS Pharma LLP, the purchaser of all the shares in SciGen (I.L.) Ltd and the Assignee of the License Agreement dated 3 June 2004 with amendments ("Assignment").

Therefore, we, the undersigned, acting in the name and on behalf of Ferring International Centre SA, hereby consent to the Assignment and acknowledge that as of the effective date of the Assignment, FDS Pharma LLP shall assume all the rights, obligations and liabilities of SciGen Ltd. under the Three-Way Agreement.

Peter Wilden
Chief Financial Officer

Edgar Koster
Sr. VP Global Operational Management

CH

FERRING
PHARMACEUTICALS

30, January 2012

From:

Ferring International Center S.A.
Ch. De la Vergognausaz 50
1162 Saint-Prex
Switzerland

To:

SCIGEN LTD.
152 Beach Road, Suite 26-07/08
Gateway East
Singapore 189721

We, the undersigned, acting in the name and on behalf of Ferring International Center S.A., who is the sole legal and beneficial owner of all unencumbered intellectual property rights for Product and Technology, as defined in the License Agreement, hereby confirm that we have been notified by Scigen Ltd. that all of its rights, obligations and liabilities under the License Agreement dated 3 June 2004 concluded between Scigen Ltd. and Ferring International Center S.A., as amended by a certain amendment to the License Agreement effective 24 January 2005 and a second amendment to the License Agreement effective 15 March 2005, and a third amendment to the License Agreement effective 15 June 2005, are to be assigned by 31 January 2012 to FDS Pharma LLP, a Limited Liability Company incorporated under the laws of Great Britain with its registered seat at Hillbrow House, Hillbrow Road, Esher, Surrey, KT10 9NW, United Kingdom, the purchaser of all the shares in SciGen Israel Ltd., in accordance with Section 23.4 of the License Agreement ("Assignment").

Therefore, we, the undersigned, acting in the name and on behalf of Ferring International Center S.A., hereby consent to the Assignment and acknowledge that as of the effective date of the Assignment, FDS Pharma shall assume all the rights, obligations and liabilities of SciGen Ltd. under the License Agreement.

Peter Wilden
Chief Financial Officer

Edgar Köster
Sr. VP Global Operational Management